Exhibit 99.1

EVERGREEN ENERGY INC. RESCHEDULES ANNUAL MEETING FOR JULY 10

DENVER, May 1, 2007 - Evergreen Energy Inc. (NYSE Arca: EEE), a leader in providing cost effective solutions for energy and environmental needs, has rescheduled its 2007 annual stockholders meeting from May 8, 2007 to the new date of July 10, 2007. The change was made to allow Evergreen to file a revised proxy statement with the Securities and Exchange Commission to reflect the removal from the slate of Board candidates of the former chairman, president and CEO, Mark S. Sexton, who, as previously announced, departed the company last week. The Board has since voted to withdraw its nomination of Mr. Sexton to serve another term as director.

The company expects to file its revised proxy statement in the near future and will distribute this proxy statement to its stockholders after the applicable review period has expired.

About Evergreen Energy

Evergreen Energy Inc. refines coal into a cleaner, more efficient and affordable solid fuel that is available today to meet the growing energy demands of industrial and utility customers while addressing important environmental concerns. Visit www.evgenergy.com for more information.

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Contacts:
Analysts and Investors                                      Media and Public Affairs
Karli Anderson                                                  Paul Jacobson
Director, Investor Relations                              VP, Corporate Communications
303.293.2992                                                      303.293.2992